UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 18, 2022

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101

Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GCAN	None

As used in this Current Report on Form 8-K (this “Current Report”), and unless otherwise indicated, the terms “the Company,” “GCAN,” “we,” “us” and “our” refer to The Greater Cannabis Company, Inc. and it subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2022, GCAN and FirstFire Global Opportunities Fund, LLC (“FFG”) entered into an amendment (the “Amendment”), effective May 1, 2022 , to that certain Amended Securities Purchase Agreement originally dated March 11, 2021 and amended June 7, 2021 (as amended, the “SPA”) and other Transaction Documents (as hereinafter defined). Pursuant to the SPA, the Company issued to FFG (a) a Convertible Promissory Note dated March 11, 2021 in the original principal amount of $272,500 (the “First Note”); (b) a Convertible Promissory Note dated June 28, 2021 in the original principal amount of $272,500 (the “Second Note,” and together with the First Note, collectively, the “Notes”); and (c) certain warrants to purchase the Company’s common stock (the “Warrants,” and together with the SPA, the Notes and all other related documents referenced therein, collectively, the “Transaction Documents”).

Pursuant to the Amendment:

●	The Maturity Date of each of the Notes was extended to April 30, 2023.

●	FFG waives and Events of Default (as defined in the Notes) as of May 1, 2022 (including any events as of the date hereof which would become Events of Default with only the passage of time) under the Notes and the other Transaction Documents, provided, however, that the waiver shall did not apply to FFG’s ability to calculate a Default Conversion Rate (as defined and provided for in Section 1.2(a) of the Notes).

The above summary of the Amendment is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Amendment No.1 to Transaction Documents, effective May 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREATER CANNABIS COMPANY, INC.
a Florida corporation

Dated: May 19, 2022	By:	/s/ Aitan Zacharin
Chief Executive Officer